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                           EXHIBIT 10.4



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                      EMPLOYMENT AGREEMENT
                      --------------------


     AGREEMENT by and between Mercantile Bancorporation Inc., a Missouri corporation (the "Company") and John P. Dubinsky (the
"Executive"), dated as of the 27th day of October, 1996.

     The Executive Committee of the Board of Directors of the Company (the "Company Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the dedication of the Executive pending the merger of Mark Twain Bancshares, Inc. ("Mark Twain") and the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of October 27, 1996, and to provide the surviving corporation after the Merger with continuity of management.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Effective Date.  The "Effective Date" shall mean the
         ---------------
date on which the Effective Time of the Merger (as defined in the Merger Agreement) occurs, provided that the Effective Time occurs on or before December 31, 1997, or such later date as may be mutually agreed upon by the Company and Mark Twain.

     2.  Employment Period.  The Company hereby agrees to
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continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period").

     3.  Terms of Employment.  (a)  Position and Duties.  (i)
         --------------------       --------------------
During the Employment Period, (A) the Executive shall serve as President and Chief Executive Officer of the Company's St. Louis banking affiliate ("Bank") and as a member of the Company's Management Executive Committee and (B) the Executive's services shall be performed in St. Louis, Missouri.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of Bank and to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. The Executive will be the officer responsible for retail and commercial banking activities in the metropolitan St. Louis market and shall report directly to the Chairman and Chief Executive Officer of the Company.

          (b)  Compensation.  (i)  Base Salary.  During the
               -------------       ------------
Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at an annual rate of 105% of the Executive's annual base salary as of the date hereof. During the Employment Period, the Annual Base Salary shall be reviewed annually in accordance with the Company's customary practice and adjusted in accordance with the base salary


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adjustment, if any, of other peer executives of the Company.  Any increase in
Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (ii)  Annual Bonus.  During the Employment Period,
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in addition to Annual Base Salary, the Executive will be eligible to receive, (I) for each fiscal year of the Company during which the Executive is employed, an annual bonus (the "Annual Bonus") in an amount to be determined by the Company Board of Directors, but in no event shall the amount of the Annual Bonus during the first fiscal year during which the Executive is employed (the "First Fiscal Year") be less than the product of (x) .55 and (y) the Annual Base Salary (the "Minimum Bonus") and (II) for that portion of any fiscal year of the Company other than the First Fiscal Year during which the Executive is employed for less than twelve full months, an amount equal to the product of (x) the greater of (A) the Minimum Bonus and (B) any other Annual Bonus paid to the Executive during the Employment Period, and (y) a fraction, the numerator of which is the number of days in such fiscal year during which the Executive is employed by the Company, and the denominator of which is 365. Each such Annual Bonus shall be paid in cash in a manner and at a time in accordance with the Company's customary practices with respect to other peer executives of the Company, but not later than January 31st of the year following the year to which such Annual Bonus relates.

               (iii)  Incentive, Savings and Retirement Plans.
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During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies.

               (iv)  Welfare Benefit Plans.  During the
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Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies.

               (v)  Expenses.  During the Employment Period, the
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Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

               (vi)  Fringe Benefits.  During the Employment
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Period, the Executive shall be entitled to fringe benefits on a basis no less favorable than that applicable to other peer executives of the Company and its affiliated companies, and also, to the extent that the

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Executive receives such fringe benefits as of the date hereof, payment of club dues and use of an automobile and payment of related expenses.

               (vii)  Office and Support Staff.  During the
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Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, as provided generally to other peer executives of the Company and its affiliated companies.

               (viii)  Vacation.  During the Employment Period,
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the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies on the basis no less favorable than that applicable to other peer executives of the Company and its affiliated companies.

     4.  Termination of Employment.  (a)  Death or Disability.
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The Executive's employment shall terminate automatically upon the
Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company or Bank on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b)  Cause.  The Company or Bank may terminate the
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Executive's employment during the Employment Period for Cause.
For purposes of this Agreement, "Cause" shall mean:

               (i) The Executive's willful and continued failure to substantially perform his duties (other than as a result of incapacity due to physical or mental condition), after a written demand for performance is delivered to the Executive which specifically identifies the manner in which the Executive has not substantially performed his duties; or

               (ii)  The Executive's willful commission or
misconduct which is materially injurious to the Company and/or
Bank, monetarily or otherwise; or

               (iii)  Conviction of the Executive of a felony; or

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               (iv)  A determination by the Company or Bank that
the Executive has committed fraud, embezzlement, theft, or misappropriation against or from the Company or Bank; or

               (v)  The Executive's material breach of any
provision of this Agreement, including any breach of Section 10.

For purposes of this Section, no act or failure to act shall be considered "willful" unless done or omitted to be done without good faith and without a reasonable belief that the act or omission was in the best interest of the Company and/or Bank.

          (c)  Good Reason.  The Executive's employment may be
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terminated by the Executive for Good Reason.  For purposes of this Agreement, "Good Reason" shall mean a termination by the Executive following a material breach of this Agreement by the Company that is not cured after reasonable notice of such breach. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive of his employment for any reason or no reason during the 30-day period immediately following the thirteenth (13th) month anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

          (d)  Notice of Termination.  Any termination by the
               ----------------------
Company or Bank for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive, the Company or Bank to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive, the Company or Bank, respectively, hereunder or preclude the Executive, the Company or Bank, respectively, from asserting such fact or circumstance in enforcing the Executive's, the Company's or Bank's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means
               --------------------
(i) if the Executive's employment is terminated by the Company or Bank for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company or Bank other than for Cause or Disability, the Date of Termination shall be the date on which the Company or Bank notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

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     5.  Obligations of the Company upon Termination.  (a) Good
         --------------------------------------------      ----
Reason; Other Than for Cause, Death or Disability.  If, during
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the Employment Period, (I) the Company or Bank shall terminate the Executive's employment other than for Cause, Death or Disability or (II) the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive the aggregate of the following amounts:

               A. The Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid ("Accrued Salary"), provided that if the employment of the Executive is terminated without Cause or for Good Reason before the fourteenth
(14th) month anniversary date of the Effective Date, the Date of Termination shall be deemed to be said fourteenth (14th) month anniversary date and the Accrued Bonus (as defined in paragraph 5(b)) shall be added to and be deemed a part of the Annual Base Salary; and

               B. $1.2 million, payable in 24 equal monthly installments (the "Termination Payment") (which is approximately the amount that would be owed to the Executive as a termination payment under the existing employment arrangements with Mark Twain).

               (ii) For the greater of (1) twelve months or (2) the number of months remaining in the Employment Period on the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (the "Benefit Continuation Period"), the Company shall after the Executive's Date of Termination continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed during the Benefit Continuation Period and to have retired an the last day of such period;

               (iii)  To the extent not theretofore paid or
provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

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          (b)  Death.  If the Executive's employment is
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terminated by reason of the Executive's death during the
Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Salary and the Termination Payment (if not previously paid), an amount equal to the product of (x) the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year of the Company consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period, if any, or, in the event that a fiscal year of the Company has not been completed during the Employment Period as of the Date of Termination, the Minimum Bonus, and (y) a fraction, the numerator of which is the number of days in the current fiscal year of the Company through the Date of Termination, and the denominator, of which is 365 (the "Accrued Bonus") and the timely payment or provision of Other Benefits. The Accrued Salary, the Termination Payment and Accrued Bonus shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

          (c)  Disability.  If the Executive's employment is
               -----------
terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Salary, the Termination Payment (if not previously paid), Accrued Bonus, and the timely payment or provision of Other Benefits. The Accrued Salary, the Termination Payment and the Accrued Bonus shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives of the Company and its affiliated companies and their families.

          (d)  Cause; Other than for Good Reason.  If the
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Executive's employment shall be terminated for Cause or by the
Executive other than for Good Reason during the Employment
Period, this Agreement shall terminate without further obligations to the

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Executive other than the obligation to pay to the Executive his Accrued Salary and Other Benefits, in each case to the extent theretofore unpaid.

     6.  Non-exclusivity of Rights.  Nothing in this Agreement
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shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     7.  Full Settlement.  The Company's obligation to make the
         ----------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     8.  Certain Reduction of Payments by the Company.  (a)  For
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purposes of this Section 8, (i) a "Payment" shall mean any
payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise; (ii) "Separation Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Section); (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Executive were paid the sum of all Separation Payments.

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          (b)  Anything in this Agreement to the contrary
notwithstanding, in the event KPMG Peat Marwick LLP or such other nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") shall determine that receipt of all Payments would subject the Executive to tax under
Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm shall be paid solely by the Company.

          (c) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and the Executive and shall be made within 60 days of a termination of employment of the Executive. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such Separation Payments as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such Separation Payments as become due to the Executive under this Agreement.

          (d) While it is the intention of the Company to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to an Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which deficiency the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been

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made and no amount shall be payable by the Executive to the
Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     9.  Confidential Information.  The Executive shall hold in a
         -------------------------
fiduciary capacity for the benefit of the Company and Bank all secret or confidential information, knowledge or data relating to the Company or Bank or any of their affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment, the Executive shall not, without the prior written consent of the company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     10.  Covenant Not To Engage in Competitive or Other
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Detrimental Activities.  (a)  The Executive covenants that from
-----------------------
and after the Effective Date he will not compete with the Company, Bank and/or their affiliates and further covenants that he will not take any action which is detrimental to the Company, Bank and/or their affiliates (i) during the Employment Period, and (ii) if the Executive's employment terminates for any reason (other than the Executive's death) or no reason during the Employment Period, for an additional three (3) year period of time beginning on the Date of Termination.

          (b) For purposes of paragraph (a) of this Section 10, the Executive shall be deemed to be competing with the Company, Bank and/or their affiliates at any time if the Executive accepts employment with, or serves as an agent, employee, or director of, or a consultant to, a competitor of the Company, Bank and/or their affiliates, or during such time the Executive acquires or has an interest (direct or indirect) in any firm, corporation or enterprise engaged in a business which is in competition with the Company, Bank and/or their affiliates, or at any time, either during employment or thereafter, the Executive divulges any information concerning the Company, Bank and/or their affiliates which is or could be of aid to any such competitor. The mere ownership of a less than a 3% debt and/or equity interest in a competing company whose stock is publicly held shall not be considered as having the prohibited interest in a competitor, and neither shall the mere ownership of a less than a 10% debt and/or equity interest in a competing company whose stock is not publicly held. For purposes of this Agreement, any commercial bank, savings and loan association, securities broker or dealer, or other business or financial institution that is principally engaged in the business of offering any service at the time offered by the Company, Bank

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and/or their affiliates, and which conducts business in any location encompassed within the areas circumscribed by circles, of which the radii are 50 miles and the mid-points are the geographic centers of Kansas City, Missouri, and St. Louis, Missouri, shall be deemed to be a competitor.

          (c) Should the Company reasonably and in good faith believe that the Executive has violated any of the foregoing provisions, it shall give the Executive written notice to such effect, stating the reason(s) for its belief, and pending a final determination as to whether there has been a violation may, without penalty or risk of claim for actual or punitive damages, suspend payment of any further amount which might otherwise become payable hereunder after thirty (30) days of giving such notice. The Company shall, in an expeditious manner, determine from all information available to it whether the Executive violated any of the foregoing covenants, and if the Company in good faith concludes that the Executive has violated this Agreement, the Executive shall not be entitled to any further payment hereunder.

          (d)  The Executive represents, acknowledges and agrees
(i) that his experience and capabilities are such that he can obtain employment in activities which do not violate such agreement and that the enforcement by way of injunction of the agreement not to compete will not prevent the Executive from earning a livelihood, (ii) that the Company and Bank do not have an adequate remedy at law for a breach or threatened breach by the Executive of the covenants in this Section and may obtain injunctive and other equitable relief, in addition to receiving its actual damages and any other remedies that may be available to it hereunder or at law or by statute, (iii) that the covenants herein contained are reasonable and necessary for the proper protection of the Company, and (iv) that if any provision or part of any such covenant is invalidated, the remainder shall nevertheless continue to be valid and fully enforceable, and if a court determines that the term of the covenant is too long or the area covered thereby too great, so that the covenant as written is unenforceable, the covenant shall be modified to encompass the longest duration and largest geographic area that the court deems enforceable under the law.

     11.  Successors.  (a) This Agreement is personal to the
          -----------
Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the

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Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12.  Miscellaneous.  (a) This Agreement shall be governed by
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and construed in accordance with the laws of the State of
Missouri, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     --------------------

          John P. Dubinsky
          7370 Westmoreland Drive
          St. Louis, Missouri 63130

     If to the Company:
     ------------------

          Mercantile Bancorporation Inc.
          One Mercantile Center
          St. Louis, Missouri 63101
          Attention: Chairman and Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

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

          (f) The Executive and the Company acknowledge that effective on the Effective Date the agreement between the Executive and Mark Twain dated as of 2/1/95 will be superseded by this Agreement, and that the terms and conditions of this Agreement shall be controlling during the Employment Period. Employment hereunder shall be deemed to be continued employment with Mark Twain and its successors for purposes of all option agreements entered into between the Executive and Mark Twain prior to the Effective Date.

          (g) Either party shall have the right to seek a judicial review and determination of any conclusion or action of the other party concerning the interpretation of the provisions of this Agreement or the determination of one party that the other party is in violation of a provision of this Agreement or a determination of existence of Cause or Good Reason.

     IN WITNESS WHEREOF, the Company and the Executive have caused these presents to be executed in their respective names on their behalf, all as of the day and year first above written.



                                 s/John P. Dubinsky
                              ------------------------------------------------
                                   John P. Dubinsky


                              MERCANTILE BANCORPORATION INC.


                                 s/John H. Beirise
                              ------------------------------------------------
                              By:  John H. Beirise
                                   Group President-Emerging Markets





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